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                                                                     Exhibit 5.4

                      [LETTERHEAD OF HOLLAND & KNIGHT LLP]

April 15, 2004



General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222

      Re:   General Nutrition Centers, Inc. and the other entities listed on
            Schedule I - Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special Florida counsel to Informed Nutrition, Inc., a Florida corporation ("INI"), in connection with the public offering of $215,000,000 aggregate principal amount of 8-1/2% Senior Subordinated Notes due 2010 (the "Exchange Notes") of General Nutrition Centers, Inc. (the "Issuer"). The Indenture, dated as of December 5, 2003 (the "Original Indenture"), among the Issuer, the guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of April 6, 2004, by and among the Issuer, GNC Franchising, LLC, the guarantors party thereto and the Trustee (together with the Original Indenture, the "Indenture"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantee") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8-1/2% Senior Subordinated Notes due 2010 of the Issuer (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of December 5, 2003 (the "Registration Rights Agreement"), by and among the Issuer, the Guarantors, Lehman Brothers Inc., J.P. Morgan Securities Inc., and UBS Securities LLC.
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General Nutrition Centers, Inc.
April 15, 2004
Page 2


      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

      In rendering the opinions set forth herein, we have examined and relied on copies of the following:

      (i) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantee, as filed with the Securities and Exchange Commission (the "Commission") (such registration statement being hereinafter referred to as the "Registration Statement");

      (ii)  the Registration Rights Agreement;

      (iii) the Indenture, including the terms and the provisions of the Guarantee and the form of the Notation of Guarantee attached to the Indenture as Exhibit E, to be executed by INI (the "INI Guaranty");

      (iv) the Articles of Incorporation of INI, as certified by the Florida Secretary of State;

      (v) the Bylaws of INI, as certified by the Secretary of INI;

      (vi) resolutions of the Board of Directors of INI, relating to the Exchange Offer, the Indenture, the issuance of the Guarantee by INI, and related matters; and

      (vii) a certificate of the Secretary of State of Florida, dated April 12, 2004, attesting to the corporate existence and status of INI (the "Good Standing Certificate").

       As to questions of fact material to the opinions expressed herein, we have relied upon certificates of officers of INI and of public officials. We have made no further inquiry or investigation within INI or in any court, agency, governmental office, or elsewhere with respect to the matters addressed herein. We have reviewed such questions of law as we have deemed relevant or proper as a basis for our opinions expressed herein.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies.
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General Nutrition Centers, Inc.
April 15, 2004
Page 3


      We are members of The Florida Bar, and we express no opinion herein concerning the laws of any jurisdiction other than the laws of Florida. Our opinions set forth herein are limited to the laws of Florida that, in our experience, are applicable transactions of the kind evidenced by the INI Guaranty. We express no opinion concerning (a) the validity or enforceability of the INI Guaranty or any other agreements, (b) the Registration Statement, the Registration Rights Agreement, or any other agreements or instruments referenced therein or executed in connection therewith (except the INI Guaranty), or (c) any federal or state securities laws. The opinion set forth in paragraph 1 below is based solely upon the Good Standing Certificate.

      Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

      1. INI is a corporation organized and existing under the laws of Florida, and its status in Florida is "active."

      2. INI has the corporate power and authority to execute and deliver the INI Guaranty and to perform its obligations thereunder.

      3. The execution, delivery and performance of the INI Guaranty by INI have been duly authorized. When the INI Guaranty has been signed by an incumbent officer authorized (as confirmed by the Board Resolution) to do so, the INI Guaranty will be duly executed by INI. When INI has voluntarily and irrevocably transferred possession of the executed INI Guaranty to the Trustee, with the intention of creating a binding obligation on the part of INI, the INI Guaranty will have been duly delivered to the Trustee.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Skadden, Arps, Slate, Meagher & Flom LLP is entitled to rely on this opinion in connection with the opinion being delivered by such firm in connection with the Exchange Offer.
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General Nutrition Centers, Inc.
April 15, 2004
Page 4


      This opinion is based on the applicable law and facts as of the date hereof, and we do not undertake to advise you of any changes that might hereafter arise or be brought to our attention. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                          Very truly yours,

                                          /s/ HOLLAND & KNIGHT LLP